Exhibit 4.18

CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS ([***]) DENOTE SUCH OMISSIONS.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

LICENSE AND SUPPLY TRANSFER AGREEMENT

THIS LICENSE AND SUPPLY TRANSFER AGREEMENT (this “Transfer Agreement”) is entered into as of December 16, 2015 (the “Effective Date”) by and between MonoSol Rx, LLC (“MonoSol”) and Galena Biopharma, Inc. (“Galena”).

RECITALS:

WHEREAS, MonoSol and Galena are parties to that certain License and Supply Agreement dated July 17, 2014 (the “Agreement”); and

WHEREAS, Galena announced on November 9, 2015 its intent to divest its commercial sales business; and

WHEREAS, Galena has requested limited relief from Section 5.3 of the Agreement in order to facilitate a potential transaction transferring the Agreement to Midatech Pharma plc or a subsidiary thereof (the “Transfer”); and

WHEREAS, MonoSol has requested consideration for the limited relief requested by Galena; and

WHEREAS, the parties desire to amend the Agreement in certain respects, contingent upon timely completion of the Transfer, in the manner described herein:

NOW, THEREFORE, in consideration of the respective agreements contained herein, and for valuable consideration and receipt and adequacy of which is hereby acknowledged, Galena and MonoSol agree as follows:

1.1           Defined Terms.  Each capitalized term used herein that is not otherwise defined herein shall mean as such term is defined in Agreement.

1.2           Residual Liabilities. Each of the parties to the Transfer Agreement acknowledges to the other party hereto that, as of the date of this Transfer Agreement, it has not made a claim against the other party to this Transfer Agreement for breach under the Agreement nor is any such claim pending.

CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS ([***]) DENOTE SUCH OMISSIONS.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

1.3           Replacement of Section 5.3 of Agreement after the Transfer.  Contingent upon  the timely completion of the Transfer, Section 5.3 of the Agreement shall thereupon be replaced in its entirety as follows:

“5.3           Market Coverage.  Galena will maintain a minimum Average Field Force of [***] Field Personnel with a minimum of [***] of a sales representative’s commission plan based on the Product.”

1.4           Replacement of Section 1.2.45 of the Agreement after the Transfer.  Contingent upon the timely completion of the Transfer, Section 1.2.45 of the Agreement shall thereupon be replaced in its entirety as follows:

“1.2.45  “MSRx IP” means any and all Intellectual Property, including, but not limited to, each of (i) United States Patent Number 8,580,830 and (ii) United States Patent Number 9,095,577, including any divisions, continuations, reissues and reexaminations based upon any patent application with common priority thereto, and Regulatory Approvals owned or controlled by MSRx or its Affiliates and which is useful or necessary to Supply or Commercialize the Product.”

1.5           Time Period for Execution.  This Transfer Agreement shall be in effect for fourteen (14) calendar days after the Effective Date (the “Transfer Deadline”).  Unless the Transfer shall have been consummated prior to the Transfer Deadline, this Transfer Agreement shall be void and of no further force and effect.

1.6           Outstanding Invoices.  Galena shall promptly pay all outstanding invoices due to MonoSol upon execution of this Transfer Agreement, including the following oustanding invoices: (1) invoice #INV001122 dated September 29, 2015 for $131,616.00, (2) invoice #INV001132 dated November 4, 2015 for $2,943.68 and (3) invoice #INV001135  dated November 2, 2015 for $2,167.50.

1.7           Compensation.  Galena will provide MonoSol with a true and complete execution copy of its Transfer agreement with the transferee (including without limitation, all exhibits, schedules, other attachments and ancillary agreements relating thereto) immediately following execution and delivery thereof by the parties thereto.  Galena shall pay MonoSol (1) Nine Hundred Thousand Dollars and No Cents ($900,000) immediately upon transferee paying Galena the upfront payment set forth in the Transfer agreement and (2) [***] of the cash compensation received from the transferee for any milestone achievement under the Transfer agreement within thirty (30) days of receipt of such compensation.

1.8           Miscellaneous.  Except as expressly amended by this Transfer Agreement, all of the terms and provisions of the Agreement shall remain in full force and effect.  This Transfer Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Electronic signatures shall be considered binding.

[signatures follow]

CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS ([***]) DENOTE SUCH OMISSIONS.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

IN WITNESS WHEREOF, each of the parties has caused this Transfer Agreement to be executed in a manner appropriate for each and to be dated as of the date first above written.

MONOSOL RX, LLC

By:	/s/Keith Kendall

Name: Keith Kendall

Its: Chief Executive Officer

GALENA BIOPHARMA, INC.

By:	/s/ Mark W. Schwartz

Name: Mark W. Schwartz

Its: President & Chief Executive Officer